UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

September 20, 2019
Date of Report (Date of earliest event reported)

RAVEN INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

SD	001-07982		46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107	Sioux Falls	SD	57117-5107
(Address of principal executive offices)			(Zip Code)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	RAVN	NASDAQ	Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2019, Raven Industries, Inc. (the “Company”) and certain of its domestic subsidiaries, as guarantors, entered into a Credit Agreement with Bank of America, N. A, as Administrative Agent, Swingline Lender, and L/C Issuer, and Wells Fargo Bank, National Association (the “Credit Agreement”), which provides for a syndicated senior revolving credit facility in an aggregate amount of up to $100,000,000. BofA Securities, Inc., acted as sole lead arranger and sole bookrunner. This new syndicated credit facility replaces the Company’s existing credit agreement, which has been terminated. The Company had no outstanding borrowings under its existing credit agreement prior to termination. In addition, certain of the Company's domestic subsidiaries guarantee the obligations of the Company under the Credit Agreement. From time to time, the Company may be required to cause additional domestic subsidiaries to become guarantors under the Credit Agreement.

Loans made under this Credit Agreement mature on September 20, 2022. The loan proceeds will be utilized by the Company for strategic business purposes and for working capital needs. Interest and fees on each loan are payable at variable rates calculated as specified in the Credit Agreement, based on the ratio of funded indebtedness to EBITDA on the last day of any fiscal quarter. The Credit Agreement also permits the issuance of letters of credit and swingline loans.

The Credit Agreement contains customary covenants, including covenants relating to financial reporting and notifications, payment of obligations, and compliance with applicable laws. There also are financial covenants that require the Company to maintain a ratio of EBITDA to interest expense for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter of not less than 3.5 to 1.0, and a ratio of funded indebtedness to EBITDA on the last day of any fiscal quarter of not greater than 3.5 to 1.0.

The Credit Agreement also imposes certain customary limitations and requirements on the Company with respect to the incurrence of indebtedness and liens, investments, mergers, acquisitions and dispositions of assets. Amounts due under the Credit Agreement may be accelerated upon an event of default, as described in the Credit Agreement, such as breach of a representation, covenant or agreement of the Company or the occurrence of bankruptcy, if not otherwise waived or cured.

The foregoing description of the Credit Agreement and any of its provisions is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on September 23, 2019, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Credit Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1*
Credit Agreement dated September 20, 2019 by and among Raven Industries, Inc. as the Borrower, Bank of America, N.A., as Administrative Agent, Swingline Lender, and an L/C issuer and each of the other lenders party thereto.

99.1	Raven Industries, Inc. press release dated September 23, 2019.

104	Cover page Interactive Data File is formatted in Inline XBRL and its XBRL tags are embedded within the Inline XBRL document.

* The exhibits and schedules to this Credit Agreement listed in the table of contents of the Credit Agreement do not contain material information and have been omitted from this filing pursuant to item 601(a) (5) of Regulation S-K. Raven Industries, Inc. will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Steven E. Brazones
Steven E. Brazones
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: September 20, 2019